UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025 (April 15, 2025)

CLEANCORE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-42033	88-4042082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5920 S. 118th Circle, Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(877) 860-3030
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	ZONE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Notice of Entry into a Material Definitive Agreement.

Closing of Acquisition

As previously disclosed, on February 21, 2025, CleanCore Global Limited (the “Buyer”), a wholly-owned subsidiary of CleanCore Solutions, Inc. (the “Company”), entered into an Asset Purchase Agreement, which was amended on April 15, 2025 (as so amended, the “Purchase Agreement”), with Sanzonate Europe Ltd., an Irish corporation (the “Seller”), and Sanzonate Global Inc., the majority stockholder of the Seller (the “Stockholder”), pursuant to which the Buyer agreed to acquire substantially all of the assets of the Seller used in the manufacturer and distribution of aqueous ozone products (the “Business”).

On April 15, 2025, the closing of the transactions contemplated by the Purchase Agreement was completed. Pursuant the Purchase Agreement, the Buyer acquired all of the assets of the Seller used in the Business for an aggregate purchase price of $2,475,000, consisting of: (i) $425,000 in cash; (ii) the issuance of a promissory note in the principal amount of $800,000; and (iii) up to $1,250,000 in Earn-Out Payments (as defined in the Purchase Agreement). As additional consideration, the Company issued to the Stockholder a five-year warrant to purchase 425,000 shares of the Company’s class B common stock at an exercise price of $1.25 per share (the “Seller Warrant”).

As noted above, a portion of the purchase price was paid by the issuance of a 10% subordinated promissory note in the principal amount of $800,000 by the Buyer to the Seller (the “Seller Note”). The Seller Note bears interest at a rate of ten percent (10%) per annum, payable quarterly, and is due and payable on April 15, 2027. The Seller Note may be prepaid at any time without premium or penalty, is unsecured, and contains customary events of default for a loan of this type.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Seller Note and the Seller Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached hereto as exhibits, which are incorporated herein by reference.

Private Placement

On April 16, 2025, the Company entered into subscription agreements (the “Subscription Agreements”) with several accredited investors for the purchase of (i) promissory notes in the aggregate principal amount of $1,010,000 (the “Investor Notes”) and (ii) five-year warrants to purchase an aggregate of 134,666 shares of the Company’s class B common stock at an exercise price of $1.06 per share (the “Investor Warrants”) for an aggregate purchase price of $1,010,000.

The Investor Notes bear interest at a rate of twelve percent (12%) per annum, payable quarterly, and are due and payable on April 16, 2027. The Investor Notes may be prepaid at any time without premium or penalty, are unsecured, and contain customary events of default for a loan of this type.

The foregoing summary of the terms and conditions of the Subscription Agreement, the Investor Notes and the Investor Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of those documents attached hereto as exhibits, which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the Seller Note and the Investor Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 regarding the Seller Warrant and the Investor Warrants is incorporated by reference into this Item 3.02. The issuance of these securities is being made in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On April 17, 2025, the Company issued a press release to announce the closing of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Common Stock Purchase Warrant issued by CleanCore Solutions, Inc. to Sanzonate Global Inc. on April 15, 2025
4.2	Form of Common Stock Purchase Warrant issued by CleanCore Solutions, Inc. on April 16, 2025
10.1	Asset Purchase Agreement, dated February 21, 2025, among CleanCore Global Limited, Sanzonate Europe Inc. and Sanzonate Global Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 26, 2025
10.2	Amendment No. 1 to Asset Purchase Agreement, dated April 15, 2025, among CleanCore Global Limited, Sanzonate Europe Ltd. and Sanzonate Global Inc.
10.3	10% Subordinated Promissory Note issued by CleanCore Global Limited to Sanzonate Europe Ltd. on April 15, 2025
10.4	Form of Subscription Agreement, dated April 16, 2025
10.5	Form of 12% Unsecured Promissory Note issued by CleanCore Solutions, Inc. on April 16, 2025
99.1	Press Release issued on April 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2025	CLEANCORE SOLUTIONS, INC.

/s/ Clayton Adams
	Name:	Clayton Adams
	Title:	Chief Executive Officer

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